                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     THE ENTERPRISE GROUP OF FUNDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          THE ENTERPRISE GROUP LOGO

                      THE ENTERPRISE GROUP OF FUNDS, INC.

                            ATLANTA FINANCIAL CENTER
                       3343 PEACHTREE ROAD, NE, SUITE 450
                             ATLANTA, GEORGIA 30326

Dear Shareholders of The Enterprise Group of Funds:

     Enclosed is a notice of Special Meeting of Shareholders of The Enterprise Group of Funds, Inc. (the "Fund") to be held at the offices of the Fund, 3343 Peachtree Road, NE, Suite 450, Atlanta, Georgia on April 28, 1997, at 1:00 p.m. (the "Meeting"). At the Meeting, Shareholders will be asked to approve three proposals: (1) an amendment to a fundamental investment restriction with respect to diversification; (2) an amendment to permit Enterprise Capital Management, Inc. to enter into or amend contracts with Portfolio Managers without obtaining Shareholder approval; (3) a new Portfolio Manager Agreement with Opcap Advisors for the Managed Portfolio ("OpCap"), with identical terms as the existing contract due to a proposed transaction involving its parent company which would result in an assignment.

     No change in the investment objectives of the Managed Portfolio will occur by reason of the transaction. The new agreement embodies the same terms as the current Portfolio Manager Agreement.

     The Fund's Board of Directors has approved each of the Proposals and recommends that the Shareholders approve the Proposals.

     You are cordially invited to attend the Meeting. Since it is important that your vote be represented whether or not you are able to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying return envelope at your earliest convenience. Of course, we hope that you will be able to attend the Meeting, and if you wish, you may vote your shares in person, even though you may have already returned a proxy. Please respond promptly in order to save additional costs of proxy solicitation in order to make sure you are represented.

                                          Sincerely,

                                          VICTOR UGOLYN
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer
                                          The Enterprise Group of Funds, Inc.

                      THE ENTERPRISE GROUP OF FUNDS, INC.

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1997
                             ---------------------

TO THE SHAREHOLDERS:

     Notice is hereby given that a special meeting of Shareholders (the "Meeting") of THE ENTERPRISE GROUP OF FUNDS, INC., (the "Fund"), will be held at the offices of the Fund, 3343 Peachtree Road, NE, Atlanta, Georgia 30326, on April 28, 1997 at 1:00 p.m., Eastern Standard Time, for the following purposes:

          1. For each Portfolio, to approve or disapprove a change to its fundamental investment restriction with respect to diversification;

          2. For each Portfolio, to approve or disapprove a proposal to permit Enterprise Capital Management, Inc. ("Enterprise Capital") to enter into new or amended contracts with Portfolio Managers without obtaining Shareholder approval;

          3. For Managed Portfolio Shareholders, to approve or disapprove a Portfolio Manager's Agreement between the Fund and Enterprise Capital, a wholly-owned subsidiary of The Mutual Life Insurance Company of New York, and OpCap Advisors ("OpCap") for the Managed Portfolio; and

          4. To act upon such other matters as properly may come before the Meeting or any adjournment or adjournments thereof.

     The close of business of March 12, 1997 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY. If you are present at the Meeting, you may change your vote, if desired, at that time.

                                          CATHERINE R. MC CLELLAN
                                          Secretary

March 28, 1997

     PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY/PROXIES IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOU MAY BE SURE YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                      THE ENTERPRISE GROUP OF FUNDS, INC.

                            ATLANTA FINANCIAL CENTER
                       3343 PEACHTREE ROAD, NE, SUITE 450
                             ATLANTA, GEORGIA 30326
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1997
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Enterprise Group of Funds, Inc. (hereinafter called the "Fund"), to be used at a special meeting of Shareholders (the "Meeting") of the Fund and any adjournment or adjournments thereof, to be held at 3343 Peachtree Road, NE, Suite 450, Atlanta, Georgia on April 28, 1997 at 1:00 p.m., Eastern Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement was first mailed to Shareholders on or about March 28, 1997. Proxies are being solicited for the approval or disapproval of each Proposal described below. The Fund consists of ten portfolios ("Portfolios"), which are being asked to vote on the proposals as follows:

                                PROPOSAL                                PORTFOLIO
                                --------                                ---------
1.    To approve or disapprove a change to its fundamental          All Portfolios
      investment restriction relating to diversification.
2.    To approve or disapprove a Proposal to permit Enterprise      All Portfolios
      Capital Management, Inc. ("Enterprise Capital") to enter
      into new or amended contracts with Portfolio Managers
      without Shareholder approval.
3.    To approve or disapprove a Portfolio Manager's Agreement      Managed Portfolio
      between the Fund, Enterprise Capital and OpCap to become
      effective upon the acquisition of certain assets of OpCap's parent, Oppenheimer Capital, by PIMCO Advisors L.P.
      ("PIMCO").

     The Board of Directors of the Fund has named Victor Ugolyn, Chairman, President, and Chief Executive Officer; Catherine R. McClellan, Secretary; and Herbert M. Williamson, Treasurer, and each of them with power of substitution as attorneys and proxies. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Shareholders may revoke proxies by attendance at the Meeting and voting in person, by submission of a subsequent proxy, or by giving written notice prior to the Meeting to the Fund at the address shown above. Unless revoked, proxies will be voted, and will be voted according to the specifications thereon. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR the approval of each of the proposals.

     The cost of this proxy solicitation, which will be principally by mail but also may be by telephone or personal interview conducted by regular employees of the Fund or Enterprise Capital Management, Inc. ("Enterprise Capital"), will be paid by the Fund and OpCap Advisors. Banks, brokers and other custodians will be requested to forward proxy soliciting material to their customers where appropriate, and the Fund will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the shares.

     The Fund may also arrange to have votes recorded by telephone. D.F. King & Co. may be paid on a per call basis for vote-by-phone solicitations on behalf of the Fund. The Fund and OpCap Advisors will bear the expenses in connection with telephone voting. If the Fund records votes by telephone, procedures will be used designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

     Only Shareholders of record holding shares of Common Stock of the Fund (the "Shares") at the close of business on March 12, 1997 will be entitled to vote at the Meeting. On such date, shares outstanding as to each Portfolio were:

PORTFOLIO                                                     OUTSTANDING
---------                                                     -----------
Growth......................................................  21,366,664
Equity Income...............................................   3,512,436
Capital Appreciation........................................   3,379,631
Small Company...............................................   3,876,652
International Growth........................................   2,870,655
Managed.....................................................  29,960,789
Government Securities.......................................   6,580,517
High-Yield Bond.............................................   5,592,665
Tax-Exempt Income...........................................   2,135,088
Money Market................................................  58,093,768

     Each Shareholder is entitled to one vote for each full Share held, and a proportionate vote for each fractional Share. Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows (unless a court order providing to the contrary has been filed with the Fund): (i) if only one votes, that vote will bind all; (ii) if more than one votes, the vote of the majority will bind all; and (iii) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

     A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of the majority of the outstanding Shares of each Portfolio entitled to vote at the Meeting. If a proxy is properly executed and returned accompanied by instructions to withhold authority ("non-vote") or is marked with an abstention, the Shares represented thereby will be considered to be present at the meeting for determining the existence of a quorum. Approval of each of the Proposals requires a vote of a majority of the outstanding voting securities of each Portfolio, which is defined as the vote of the lesser of (i) 67% or more of the Outstanding Shares of each Portfolio present in person or by proxy at such meeting, if the holders of more than 50% of the outstanding Shares of each Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding Shares of each Portfolio. Any Shares represented by a proxy that constitutes a non-vote or abstention will have the same effect as a vote cast against the proposal.

                                 PROPOSAL NO. 1

                  APPROVAL OR DISAPPROVAL OF PROPOSAL TO AMEND
                       FUNDAMENTAL INVESTMENT RESTRICTION
                          RELATING TO DIVERSIFICATION

     The Meeting has been called to consider a proposal to amend a fundamental investment restriction of each Portfolio. The Board of Directors approved this proposal at a meeting held on February 20, 1997.

     The Directors recommend that Shareholders approve the change to the Fund's fundamental investment restriction as described below. A fundamental investment restriction may be changed only with Shareholders' approval.

     Each Portfolio of the Fund has adopted a fundamental investment policy whereby no Portfolio will invest more than 5% of the value of its total assets in the securities of any single issuer other than cash items and U.S. government securities, as defined in the Investment Company Act of 1940 ("1940 Act"). Shareholders are being asked to vote on a Proposal to modify this existing fundamental restriction of each Portfolio to limit this policy as to 75% of the total assets of each Portfolio. The amended restriction would read as follows:

          No Portfolio will, as to 75% of the assets of each Portfolio, invest more than 5% of the value of its total assets in the securities of any single issuer other than cash items and U.S. government securities (as defined in the Investment Company Act of 1940).

     Each Portfolio's investment restriction relating to investments in a single issuer was initially adopted due to regulatory requirements at such time. Current regulatory requirements no longer mandate that an investment company's policy apply to 100% of the total assets of each Portfolio. The Directors believe that limiting this investment restriction to 75% of the total assets of each Portfolio would provide the Portfolios with needed flexibility to respond, as appropriate, to beneficial investment opportunities while maintaining diversification as to 75% of the total assets of each Portfolio.

     Notwithstanding the foregoing, there is no present intention to make any change in the way in which any Portfolio is managed; however, limiting the diversification to 75% of the assets of each Portfolio will result in increased risk.

     If the proposed change to the Fund's investment restriction is approved by Shareholders at the Meeting, the Fund's prospectus and statement of additional information will be revised as appropriate to reflect those changes. This Proposal No. 1 will not result in a change to the investment objective of any Portfolio of the Fund.

     If Proposal No. 1 is not approved by the Shareholders of any particular Portfolio of the Fund, the existing fundamental restriction regarding investment in a single issuer will continue in effect for that Portfolio of the Fund.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1.

                                 PROPOSAL NO. 2

                 APPROVAL OR DISAPPROVAL OF PROPOSAL TO PERMIT
                     ENTERPRISE CAPITAL MANAGEMENT, INC. TO
                    ENTER INTO NEW OR AMENDED CONTRACTS WITH
                      PORTFOLIO MANAGERS WITHOUT OBTAINING
                              SHAREHOLDER APPROVAL

     The Board of Directors of the Fund is submitting for approval by the Shareholders of each of the Portfolios a proposal to permit Enterprise Capital to enter into new or amended contracts with Portfolio Managers without obtaining Shareholder approval. On February 22, 1996, the Board of Directors discussed and approved this proposal at an in-person meeting.

     The Board recommends that Shareholders of each Portfolio approve a proposal which would permit Enterprise Capital from time to time to enter into a new or materially amended a portfolio Manager Agreement with a Portfolio Manager (i.e., a subadviser) without obtaining Shareholder approval. Approval by the Directors, including a majority of the Directors who are not parties to such contract or agreement and who are not "interested persons" of the Fund within the meaning of the 1940 Act ("Independent Directors"), will continue to be required to approve any new or amended Portfolio Manager Agreement. The proposal will apply to any Portfolio Manager Agreement entered into by Enterprise Capital with a Portfolio Manager that is not otherwise an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or Enterprise Capital, other than by reason of serving as a Portfolio Manager (a "Portfolio Manager"). Among other changes, the proposal would cover new Portfolio Manager Agreements necessitated because the prior Portfolio Manager Agreements were terminated as a result of an "assignment" (as defined in the 1940 Act), an amendment to a Portfolio Manager Agreement or a new Portfolio Manager Agreement to substitute a new Portfolio Manager for an old Portfolio Manager.

     This Proposal is being submitted to Shareholders pursuant to the requirements of an exemptive order (the "Order") obtained from the Securities and Exchange Commission (the "Commission") on December 10, 1996. The Order grants exemptive relief from certain provisions of the 1940 Act and certain rules thereunder and is discussed below.

REASONS WHY SHAREHOLDER APPROVAL IS SOUGHT

     Section 15 of the 1940 Act makes it unlawful for any person to act as investment adviser to an investment company except pursuant to a written contract which has been approved by Shareholders. For purposes of Section 15, the term "investment adviser" includes any Portfolio Manager to an investment company. Section 15 also requires that an investment advisory agreement provide that it will terminate automatically upon its assignment. "Assignment," for purposes of the 1940 Act, includes in substance the transfer of an advisory agreement or the transfer of control of the investment adviser through the transfer of a controlling block of the adviser's outstanding voting securities.

     In conformity with Section 15 of the 1940 Act, the Fund currently obtains Shareholders' approval of a Portfolio Manager Agreement in three general situations:

          A. The employment of a new Portfolio Manager: (i) to replace an existing Portfolio Manager; (ii) as an additional Portfolio Manager; or
     (iii) to act as Portfolio Manager for a new Portfolio;

          B. A change in the terms of a Portfolio Manager Agreement; and

          C. The continued employment of an existing Portfolio Manager on the same terms where there has been or is expected to be an assignment of a Portfolio Manager Agreement as a result of a change of control of the Portfolio Manager.

     Enterprise Capital may currently terminate a Portfolio Manager Agreement without Shareholder approval. Shareholders of a Portfolio may also currently terminate a Portfolio Manager Agreement with respect to that Portfolio at any time by a vote of a majority of the Portfolio's outstanding shares, as defined in the 1940 Act. The proposed OpCap Advisors Portfolio Manager's Agreement that is described in Proposal No. 3 is an example of the type of new or amended Portfolio Manager Agreements that would no longer require Shareholder approval if this Proposal No. 2 is approved, subject to compliance with the other conditions of the Order, which are set forth below.

DISCUSSION

     As a "multi-manager" type of fund, the Fund employs Enterprise Capital subject to the supervision of the Directors, to manage or provide for the management of each Portfolio. Enterprise Capital selects a Portfolio Manager to invest the assets of each Portfolio, subject to the review and approval of the Directors, and, currently, subject to the approval of each Portfolio's Shareholders, and on an ongoing basis reviews the Portfolio Manager's performance. Enterprise Capital is responsible for communicating performance, expectations and evaluations to the Portfolio Manager and for recommending to the Directors whether the Portfolio Manager's contract should be renewed, modified or terminated. The Portfolio Manager is entitled to receive a fee from Enterprise Capital. Enterprise Capital and the Directors believe that requiring Shareholders to approve changes in a Portfolio Manager and to the Portfolio Manager Agreement (including continuation of an assigned Portfolio Manager Agreement) not only results in unnecessary administrative expenses to each Portfolio, but may also cause harmful delays in executing changes that Enterprise Capital and the Directors have determined are necessary or desirable. Enterprise Capital and the Directors believe that such expenses, and the possibility of delays, may result in Shareholders receiving less satisfactory service than would be the case if this proposal is implemented.

     Accordingly, the Fund obtained the Order. Pursuant to the Order, subject to receipt of approval of this Proposal 2 and the other conditions described below, the Shareholders of each Portfolio will receive an information statement complying with certain provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, following a change of Portfolio Manager and/or the entry into a new or amended Portfolio Manager Agreement that would have otherwise required Shareholder approval. The information statement will contain substantially all of the information about the Portfolio Manager and the Portfolio Manager Agreement that would otherwise be contained in a written proxy statement. The information statement will include disclosure as to the level of fees to be paid to Enterprise Capital and the Portfolio Manager.

     Enterprise Capital intends that the information statement described above, as well as adherence to the conditions of the Order as set forth below, will protect Shareholders of each Portfolio, including by enabling Portfolio Shareholders to receive adequate disclosure about the Portfolio Manager. If the Proposal No. 2 is approved, amendments to the Advisory Agreement between Enterprise Capital and the Fund will remain subject to Shareholder and Directors approval requirements of Section 15 of the 1940 Act and related proxy disclosure requirements. Moreover, although approval of the proposal will generally permit Enterprise Capital and the Directors to change the fees payable to a Portfolio Manager without Shareholder approval, such changes will not permit Enterprise Capital and the Directors to increase the rate of the fees payable by each Portfolio to Enterprise Capital without first obtaining Shareholder approval.

     The Directors believe that approval of the proposal to permit Enterprise Capital to enter into new or amended contracts with Portfolio Managers without obtaining Shareholders' approval is in the best interests of the Shareholders of each Portfolio. If this Proposal 2 is not approved by Shareholders of any Portfolio, the Order obtained by the Fund will have no effect with respect to that Portfolio. In such event, Shareholders of such Portfolio would continue to have to approve any new or amended Portfolio Managers Agreements entered into by Enterprise Capital with respect to such Portfolio.

CONDITIONS

     The Order grants the Fund relief from Section 15(a) of the 1940 Act and certain rules thereunder in order for the Fund and its Portfolios to operate in the manner described in this Proposal, subject to certain conditions including approval of this Proposal by Shareholders of each Portfolio. The Fund will not rely on the Order until all such conditions have been met.

     The conditions for the relief are as follows:

          1. Enterprise Capital will provide general management and administrative services to the Fund, including overall supervisory responsibility for the general management and investment of the Fund's securities portfolios, and, subject to review and approval by the Board with respect to each Portfolio, will (a) set a Portfolio's overall investment strategies; (b) select Portfolio Managers; (c) monitor and evaluate the performance of Portfolio Managers; (d) allocate and, when appropriate, reallocate a Portfolio's assets among its Portfolio Managers in those cases where a Portfolio has more than one Portfolio Manager; and
     (e) implement procedures reasonably designed to ensure that the Portfolio Managers comply with the Fund's and each Portfolio's investment objectives, policies, and restrictions.

          2. Before a Portfolio may rely on the Order, the operation of the Portfolio in the manner described in the application will be approved by a majority of the Shareholders of any separate account for which the Fund serves as a funding medium, as defined in the 1940 Act, or, in the case of a new Portfolio whose public Shareholders purchased shares on the basis of a prospectus containing the disclosure contemplated by condition 4 below, by the sole Shareholder before the offer of shares of such Portfolio to the public.

          3. The Fund will furnish to its Shareholders all information about a new Portfolio Manager or Portfolio Manager Agreement for a Portfolio that would be included in a proxy statement. Such information will include disclosure as to the level of fees to be paid to Enterprise Capital and the Portfolio Managers of such Portfolio and any change in such disclosure caused by the addition of a new Portfolio Manager or any material change in a Portfolio Manager Agreement. The Fund will meet this condition by providing its Shareholders with an informal information statement complying with the provisions of regulation 14C under the Exchange Act and Schedule 14C thereunder. With respect to the newly retained Portfolio Manager, or a change in a Portfolio Manager Agreement, this information statement will be provided to Shareholders of the Portfolio a maximum of sixty (60) days after the addition of the new Portfolio Manager, or the implementation of any change in a Portfolio Manager Agreement. The information statement will also meet the requirements of Schedule 14A under the Exchange Act. The Fund will ensure that the information statement is furnished to Shareholders of any separate account for which the Fund serves as a funding medium.

          4. The Fund will disclose in its prospectus the existence, substance and effect of the Order. In addition, each Portfolio will hold itself out to the public as employing the "manager of managers" approach described in the application. The prospectus and any sales materials or other Shareholder communications relating to a Portfolio of the Fund will prominently disclose that Enterprise Capital has ultimate responsibility for investment performance of the Portfolio due to its responsibility to oversee Portfolio Managers and recommend their hiring, termination and replacement.

          5. No Director or officer of the Fund or director or officer of Enterprise Capital will own directly or indirectly (other than through a pooled investment vehicle that is not controlled by any such Director or officer) any interest in any Portfolio Manager except for (a) ownership of interests in Enterprise Capital or any entity that controls, is controlled by or is under common control with Enterprise Capital; or (b) ownership of less than 1% of the outstanding securities of any class of equity or debt of a publicly-traded company that is either a Portfolio Manager or any entity that controls, is controlled by or is under common control with a Portfolio Manager.

          6. Enterprise Capital will not enter into a Portfolio Manager Agreement with any Affiliated Portfolio Manager without such agreement, including the compensation to be paid thereunder, being approved by the Shareholders of the applicable Portfolio.

          7. At all times, a majority of the members of the Board will be persons each of whom is an Independent Director of the Fund, as defined in
     Section 2(a) (19) of the 1940 Act, and the nomination of new or additional Independent Directors will be placed within the discretion of the then existing Independent Directors.

          8. When a Portfolio Manager change is proposed for a Portfolio with an Affiliated Portfolio Manager, the Board, including a majority of the Independent Directors, will make a separate finding, reflected in the Board's minutes, that such change is in the best interest of the Portfolio and the Shareholders of any separate account for which the Fund serves as a funding medium and does not involve a conflict of interest from which Enterprise Capital or the Affiliated Portfolio Manager derives an inappropriate advantage.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

               APPROVAL OR DISAPPROVAL OF NEW PORTFOLIO MANAGER'S
               AGREEMENT BETWEEN THE FUND, THE ADVISER AND OPCAP

BACKGROUND

     GENERAL. The Meeting has been called for the purpose of considering a new Portfolio Manager's Agreement for the Managed Portfolio as a result of a proposed transaction (The "Proposed Transaction"), whereby PIMCO Advisors L.P. would acquire substantially all of the assets of Oppenheimer Capital, the parent of Opcap. Accordingly, Shareholders are being asked to approve a new Portfolio Manager's Agreement (the "New Portfolio Manager's Agreement") embodying exactly the same terms. The Fund's Board of Directors has approved the New Portfolio Manager's Agreement, subject to approval by the Shareholders of the Portfolio.

EXISTING PORTFOLIO MANAGER'S AGREEMENT

     OpCap currently serves as Portfolio Manager for the Portfolio under a Portfolio Manager's Agreement (the "Existing Portfolio Manager's Agreement") dated May 31, 1996. The Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund or any party to the Agreement, most recently voted to renew the Existing Portfolio Manager's Agreement on February 20, 1997. Under the Existing Portfolio Manager's Agreement, OpCap is entitled to receive Portfolio Manager's fees at the annual rate of 0.40% of the average of the daily closing net asset values of the Portfolio per year, paid monthly for assets up to $100,000,000; and 0.30% thereafter.

NEW PORTFOLIO MANAGER'S AGREEMENT

     The terms of the New Portfolio Manager's Agreement are identical in all respects to the terms of the Existing Portfolio Manager's Agreement. A form of the New Portfolio Manager's Agreement is attached to this Proxy Statement as Exhibit A, and the description set forth in this Proxy Statement of the New Portfolio Manager's Agreement is qualified in its entirety by reference to Exhibit A.

     Under the New Portfolio Manager's Agreement, the Portfolio Manager will provide certain investment advisory services to the Portfolio, including deciding what securities will be purchased and sold by the Portfolio, when such purchases and sales are to be made, and arranging for such purchases and sales, all in accordance with the provisions of the 1940 Act, and any rules thereunder, the governing documents of the Fund, the fundamental policies of the Fund and Portfolio, as reflected in its registration statement, and any policies and determinations of the Board of Directors of the Fund.

     As compensation for its services to the Managed Portfolio under the New Portfolio Manager's Agreement, the Portfolio Manager will be entitled to receive from Enterprise Capital fees calculated at the following rates based upon average daily net assets: 0.40% for the first $100,000,000 under management and 0.30% thereafter. The New Portfolio Manager's Agreement will continue in effect for two years from its effective date, and will continue in effect thereafter for successive annual periods, provided its continuance is specifically approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose, of the Fund's Board of Directors or (2) a vote of the holders of a majority (as defined in the Investment Company Act and the rules thereunder) of the outstanding voting securities of the Portfolio, and (3) in either event by a majority of the Directors who are not parties to the New Portfolio Manager's Agreement or interested persons of the Fund or of any such party. The New Portfolio Manager's Agreement provides that it may be terminated at any time, without penalty, by either party or by the Fund upon 60 days written notice, provided that such termination by the Portfolio shall be directed or approved by a vote of the Directors of the Fund, or by a vote of holders of a majority of the shares of the Portfolio.

DIRECTORS' CONSIDERATION

     The Board of Directors believes that the terms of the New Portfolio Manager's Agreement are fair to, and in the best interests of, the Fund, the Portfolio, and their Shareholders. The Board of Directors, including all of the Independent Directors, recommends approval by the Shareholders of the New Agreement among OpCap Advisors, Enterprise Capital and the Fund. In making this recommendation, the Directors have been advised by OpCap that the senior management team will continue in their present capacities and that OpCap will be able to continue to provide advisory and management services with no material changes in operating conditions. The Board also carefully evaluated the experience of the Portfolio Manager's key personnel in institutional investing, the quality of services the Portfolio Manager has provided and is expected to provide to the Portfolio, and the compensation proposed to be paid to the Portfolio Manager, and have given careful consideration to all factors deemed to be relevant to the Portfolio, including, but not limited to: (1) the fee and expense ratios of comparable mutual funds; (2) the performance of the Portfolio since commencement of operations; (3) the nature and quality of the services expected to be rendered to the Portfolio by the Portfolio Manager; (4) that the terms of the Existing Portfolio Manager's Agreement will be unchanged under the New Portfolio Manager's Agreement; (5) the history, reputation, qualification and background of the Portfolio Manager, as well as the qualifications of its personnel and their respective financial conditions; and (6) other factors deemed relevant.

INFORMATION ABOUT OPCAP

     OpCap is a majority-owned subsidiary of Oppenheimer Capital, a registered investment adviser with approximately $50.6 billion in assets under management on January 31, 1997. Oppenheimer Financial Corp. ("Opfin"), a holding company, is a 1.0% general partner of OpCap Advisors. Opfin also holds a one-third managing general partner interest in Oppenheimer Capital, and Oppenheimer Capital, L.P., a Delaware limited partnership whose units are traded on the New York Stock Exchange and of which Opfin is the sole 1.0% general partner, owns the remaining two-thirds interest.

     On February 13, 1997, PIMCO Advisors L.P. ("PIMCO Advisors"), a registered investment adviser with approximately $110 billion in assets under management through various subsidiaries, signed an Agreement and Plan of Merger with Oppenheimer Group, Inc. ("OGI") and its subsidiary Opfin pursuant to which PIMCO Advisors and its affiliate, Thomson Advisory Group Inc. ("TAG"), will acquire the one-third managing general partner interest in Oppenheimer Capital, its 1.0% general partnership interest in OpCap Advisors, and its 1.0% general partner interest in Oppenheimer Capital L.P. (the "Transaction") and OGI will be merged with and into TAG. The aggregate purchase price is approximately $265 million in convertible preferred stock of TAG and assumption of certain indebtedness. The amount of TAG preferred stock comprising the purchase price is subject to reduction in certain circumstances. The Transaction is subject to certain conditions being satisfied prior to closing, including consents from certain lenders, approvals from regulatory authorities, including a favorable tax ruling from the Internal Revenue Service, and consents of certain clients, which are expected to take up to six months to obtain. If the Transaction is consummated, it will involve a change in control of Oppenheimer Capital and its subsidiary OpCap Advisors.

     The principal business address of OpCap Advisors, Oppenheimer Capital and their affiliates is Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York 10281. The principal business address of OpCap Advisors would not change following the Transaction. Joseph La Motta is Chairman of Oppenheimer Capital and OpCap Advisors. George Long is President of Oppenheimer Capital and Bernard H. Garil is President of OpCap Advisors.

EFFECTS OF THE TRANSACTION

     Upon consummation of the Transaction, Oppenheimer Capital and OpCap will be controlled by PIMCO Advisors. PIMCO Advisors has advised OGI that it anticipates that the senior portfolio management team of Oppenheimer Capital will continue in their present capacities; that the eligibility of OpCap to serve as an investment adviser or Portfolio Manager will not be affected by the Transaction; and that Oppenheimer Capital and OpCap will be able to continue to provide advisory and management services with no material changes in operating conditions. PIMCO has further advised OGI that it currently anticipates that the Transaction will not affect the ability of Oppenheimer Capital and OpCap to fulfill their obligations under their investment advisory or Portfolio Manager Agreements.

INFORMATION CONCERNING PIMCO

     PIMCO Advisors, with approximately $110 billion in assets under management as of December 31, 1996, is one of the largest publicly traded money management firms in the United States. PIMCO Advisors' address is 800 Newport Center Drive, Suite 100, Newport Beach, California 92660.

     PIMCO Partners, G.P. ("PIMCO GP") owns approximately 42.83% and 66.37%, respectively (and will at the closing of the Transaction own a majority of the voting stock of TAG which owns approximately 14.94% and 25.06%, respectively), of the total outstanding Class A and Class B units of limited partner interest ("Units") of PIMCO Advisors and is PIMCO Advisors' sole general partner. PIMCO GP is a California general partnership with two general partners. The first of these is an indirect wholly-owned subsidiary of Pacific Mutual Life Insurance Company ("Pacific Mutual").

     PIMCO Partners L.L.C. ("PPLLC"), a California limited liability company, is the second, and managing, general partner of PIMCO GP. PPLLC's members are the Managing Directors (the "PIMCO Managers") of Pacific Investment Management Company, a subsidiary of PIMCO Advisors (the "PIMCO Subpartnership"). The PIMCO Managers are: William H. Gross, Dean S. Meiling, James F. Muzzy, William F. Podlich, III, Frank B. Rabinovitch, Brent R. Harris, John L. Hague, William S. Thompson Jr., William C. Powers, David H. Edington, Benjamin Trosky, William R. Benz, II and Lee R. Thomas, III.

     PIMCO Advisors is governed by an Operating Board and an Equity Board. Governance matters are allocated generally to the Operating Board and the Operating Board delegates to the Operating Committee the authority to manage day-to-day operations of PIMCO Advisors. The Operating Board is composed of twelve members, including the chief executive officer of the PIMCO Subpartnership as Chairman and six PIMCO Managers designated by the PIMCO Subpartnership.

     The authority of PIMCO Advisors' Operating Board and Operating Committee to take certain specified actions is subject to the approval of PIMCO Advisors' Equity Board. Equity Board approval is required for certain major transactions (e.g., issuance of additional PIMCO Advisors' Units and appointment of PIMCO Advisors' chief executive officer). In addition, the Equity Board has jurisdiction over matters such as actions which would have a material effect upon PIMCO Advisors' business taken as a whole and (after an appeal from an Operating Board decision) matters likely to have a material adverse economic effect on any subpartnership of PIMCO Advisors. The Equity Board is composed of twelve members, including the chief executive officer of PIMCO Advisors, three members designated by a subsidiary of Pacific Mutual, the chairman of the Operating Board and two members designated by PPLLC.

     Because of its power to appoint (directly or indirectly) seven of the twelve members of the Operating Board as described above, the PIMCO Subpartnership may be deemed to control PIMCO Advisors. Because of the direct or indirect power to appoint 25% of the members of the Equity Board, (i) Pacific Mutual and (ii) the PIMCO Managers and/or the PIMCO Subpartnership may each be deemed, under applicable provisions of the Investment Company Act, to control PIMCO Advisors. Pacific Mutual, PIMCO Subpartnership and the PIMCO Managers disclaim such control.

     PIMCO Advisors, OpCap Advisors, OGI and Oppenheimer Capital have agreed to comply and use all commercially reasonable efforts to cause compliance with the provisions of Section 15(f) of the Investment Company Act. Section 15(f) provides, in pertinent part, that an investment adviser and its affiliates may receive any amount or benefit in connection with a sale of an interest in such investment adviser which results in an assignment of an investment advisory contract if (1) for a period of three years after the time of such event, 75% of the members of the Board of Trustees or Directors of the investment company which it advises are not "interested persons" (as defined in the Investment Company Act) of the new or old investment adviser, and (2) during the two-year period after the date on which the transactions occurs, there is no "unfair burden" imposed on the investment company as a result of the transaction. For this purpose, "unfair burden" is defined to include any arrangement during the two-year period after the transaction whereby the investment adviser or predecessor or successor investment advisers, or any interested person of any such adviser, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company other than bona fide ordinary compensation as principal underwriter for such company, or (ii) from the investment company or its security holders for other than bona fide investment advisory or other services. No compensation arrangements of the types described above are contemplated in the Transaction. [The composition of the Board of Trustees is presently in compliance with the 75% requirement and will continue to be so if the Transaction is consummated.]

     Set forth below are the names, ages and principal occupations of the chief executive officers of OpCap and Oppenheimer Capital.

          Bernard H. Garil (56) President and Chief Operating Officer of OpCap; Vice President of OCC Cash Reserves, Inc., and OCC Accumulation Fund, open-end investment companies; formerly Senior Vice President of Oppenheimer & Co., Inc., 1981-1990.

          Joseph M. LaMotta (64) Chairman and Chief Executive Officer OpCap; Chairman, Oppenheimer Capital; Chairman and President, OCC Cash Reserves and OCC Value Accumulation Fund, open-end investment companies, and Chairman of the Saratoga Advantage Fund, an open-end investment company.

     OpCap and Oppenheimer Capital are located at Oppenheimer Tower, World Financial Center, New York, New York, 10281, and all its executive officers have business addresses at that location.

     Exhibit B to this Proxy Statement sets forth a list of the investment companies for which OpCap acts as investment adviser, the size of such investment companies and the compensation OpCap Advisors receives for such services.

AFFILIATED BROKERS

     For the fiscal year ended December 31, 1996, Oppenheimer and Co., Inc., an affiliate of OpCap Advisors, was paid a total of $75,954 in brokerage commissions by the Managed Portfolio which amount was 44.21% of the Portfolio's total brokerage commissions paid during the period.

     If Proposal 3 is not approved, the existing Portfolio Manager's Agreement will remain in effect and the Board will consider alternative actions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 3.

                        RECEIPT OF SHAREHOLDER PROPOSALS

     Notwithstanding the approval or disapproval of the proposal described above, as in the past, the Directors do not intend to hold regular annual meetings of Shareholders of the Fund. If a Shareholder wishes to present a proposal to be included in the proxy statement for the next meeting of Shareholders of a Portfolio, such proposal must be received by the Fund a reasonable time before the solicitation is to be made. The Directors will call meetings of Shareholders of a Portfolio as may be required under the Investment Company Act (such as to approve a new Investment Advisory Agreement for a Portfolio or to remove Directors) or as they may determine in their discretion.

MAILING OF ANNUAL REPORT

     The Fund will furnish, without charge, a copy of its Annual Report for the year ended December 31, 1996 to Shareholders upon request. Such requests should be made to Catherine R. McClellan, Enterprise Capital, Atlanta Financial Center, 3343 Peachtree Road, Suite 450, Atlanta, GA, 30326 or by calling 800-432-4320. The report will be sent by first class mail within three business days of the request.

                                 OTHER BUSINESS

     The management knows of no business other than the matters specified above which will be presented at the Meeting. Inasmuch as matters not known at the time of the solicitation may come before the Meeting, the enclosed voting instruction form confers discretionary authority with respect to such matters as may properly come before the Meeting.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CATHERINE R. MC CLELLAN
                                          Secretary

Dated: March 28, 1997

                                                                       EXHIBIT A

                               MANAGED PORTFOLIO
                                       OF
                      THE ENTERPRISE GROUP OF FUNDS, INC.

                         PORTFOLIO MANAGER'S AGREEMENT

     THIS AGREEMENT, made the 1st day of May, 1997 is among The Enterprise Group of Funds, Inc. (the "Fund"), a Maryland corporation. Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and OpCap Advisors, a Delaware general partnership (hereinafter referred to as the "Portfolio Manager").

                             BACKGROUND INFORMATION

     (A) The Adviser has entered into an Investment Adviser's Agreement dated as of May 1, 1995 with the Fund, a copy of which agreement is attached hereto as Exhibit A (the "Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Portfolio.

     (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Managed Portfolio of the Fund (the "Portfolios") securities investment advisory services for that Portfolio.

                                WITNESSETH THAT:

     In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

          (1) The Fund and Adviser hereby employs the Portfolio Manager to render certain investment advisory services to the Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

          (2) The Portfolio Manager shall furnish the Portfolios advice with respect to the investment and reinvestment of the assets of the Portfolios, or such portion of the assets of the Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the Portfolio as set forth in the Fund's most recent Registration Statement.

          (3) The Portfolio Manager shall perform a monthly reconciliation of the Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holding or valuation to the attention of the Adviser.

          (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Portfolios in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Portfolio.

          (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Portfolio.

          (6) (a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth
     (20th) day after the close of each calendar month, a sum equal to 0.03333 of 1% of the average of the daily closing net asset value of the Portfolio managed by the Portfolio Manager during such month (that is, .40 of 1% per year) for assets up to $100,000,000 (one hundred million dollars); and a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the Portfolio during such month (that is, .30 of 1% per year) for assets under management in excess of $100,000,000 (one hundred million dollars).

          (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

          (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolios shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

          (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

          (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

          (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the Portfolio from taking, at any time, a short position in any shares of any holdings of any Portfolios of the Fund for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Fund Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

          (10) In connection with the management of the investment and reinvestment of the assets of the Portfolio, the Portfolio Manager is authorized to select the brokers or dealers including Oppenheimer & Co., Inc., ("Opco") that will execute purchase and sale transactions for the Portfolios, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Portfolios and its shareholders, the Portfolio

     Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Portfolios, the Adviser, or the Portfolio Manager and, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of Portfolios of the Fund.

          The Adviser and the Fund's Portfolios recognize and intend that subject to the foregoing provisions of this Section, Opco will act as its regular broker so long as it is lawful for it so to act and that Opco may be a major recipient of brokerage commissions paid by the Fund's Portfolios. Opco may effect securities transactions for the Fund's Portfolios only if (1) the commissions, fees or other remuneration received or to be received by it are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time and (2) the Trustees, including a majority of those Trustees who are not interested persons, have adopted procedures pursuant to Rule 17e-1 under the Investment Company Act of 1940 for determining the permissible level of such commissions. The Fund's Portfolios will not purchase any securities from or sell any securities to Opco acting as principal for their own account.

          (11) The Fund may terminate this Agreement by sixty days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by sixty days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by sixty days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

          (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until November 1, 1995 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

          The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this section.

          (14) Except as otherwise provided in paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

          (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

          (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

                      (SEAL)                         THE ENTERPRISE GROUP OF
                                                     FUNDS, INC.

                                                                             By:
                                                       ----------------------------------------------
                                                                        Victor Ugolyn
                                                                   Chairman, President and
                                                                   Chief Executive Officer

                      ATTEST:
      ---------------------------------------
                     Secretary

                      (SEAL)                         ENTERPRISE CAPITAL MANAGEMENT, INC.

                                                                             By:
                                                       ----------------------------------------------
                                                                        Victor Ugolyn
                                                                   Chairman, President and
                                                                   Chief Executive Officer

                      ATTEST:
      ---------------------------------------
                     Secretary

                      (SEAL)                         OPCAP ADVISORS

                                                                             By:
                                                       ----------------------------------------------

                      ATTEST:
      ---------------------------------------
                     Secretary

                                                                       EXHIBIT B

     The registered investment companies listed below are managed by OpCap Advisors and have similar investment objectives to at least one of the
Portfolios:

                                            APPROXIMATE NET
                                             ASSETS (AS OF
                   FUND                         3/5/97)                   ADVISORY FEE RATE
                   ----                     ---------------   ------------------------------------------
Oppenheimer Quest Value                     $  727,037,375    1.0% on the first $400 million;
Fund, Inc.(1)                                                 .90% on the next $400 million;
                                                              .85% of net assets in excess of
                                                              $800 million
Oppenheimer Quest                           $2,588,190,004    1.0% on the first $400 million;
Opportunity Value Fund(1)                                     .90% on the next $400 million;
                                                              .85% of net assets in excess of
                                                              $800 million
Oppenheimer Quest Officers                  $    9,629,594    1.0% of its daily net assets
Value Fund(1,2)
Oppenheimer Quest Capital                   $  517,386,883    (3)
Value Fund, Inc.
Enterprise Accumulation Trust:
Equity Portfolio                            $  351,881,504    .40% on the first $1 billion;(4)
                                                              .30% on assets over $1 billion;
Managed Portfolio                           $2,119,223,394    .40% on the first $1 billion;(4)
                                                              .30% on assets over $1 billion
Enterprise Group of Funds
Managed Portfolio                           $  249,381,713    .40% on the first $100 million;(5)
                                                              .30% on assets in excess of
                                                              $100 million
Penn the Fund's, Inc.:
Value Equity Fund.........................  $  202,900,000    .50%(6)
Endeavor Series Trust:
Value Equity Portfolio....................  $  128,700,000    .40%(7)
Opportunity Value Portfolio...............  $    3,824,007    .40%(6)
OCC Accumulation Trust:
Equity Portfolio..........................  $   21,579,021    .80% on the first $400 million;
                                                              .75% on the next $400 million;
                                                              .70% of net assets in excess
                                                              of $800 million
Managed Portfolio                           $  210,594,170    .80% on the first $400 million;
                                                              .75% on the next $400 million;
                                                              .70% of net assets in excess
                                                              of $800 million

                                            APPROXIMATE NET
                                             ASSETS (AS OF
                   FUND                         3/5/97)                   ADVISORY FEE RATE
                   ----                     ---------------   ------------------------------------------
WNL Series Trust:
Elite Value Asset
Allocation Portfolio                        $    2,776,727    .40%(8)
The Saratoga Advantage Trust:
Large Capitalization Value
Portfolio                                   $   25,297,008    .30%(8)

---------------

(1) With respect to each of these funds, Oppenheimer Funds, Inc. ("OFI") is the investment adviser and OpCap Advisors is the sub-adviser. OFI pays OpCap Advisors monthly an annual fee based on the average daily net assets of the fund equal to 40% of the advisory fee collected by OFI based on the total net assets of the fund as of November 22, 1995 (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total net assets of the fund that exceed the base amount.
(2) OFI's advisory fee for the Oppenheimer Quest Officers Value Fund is 1.00%. However, effective August 1, 1996, OFI is waiving the portion of its management fee equal to what OFI would have been required to pay OpCap as the sub-advisory fee and OpCap has agreed to waive its sub-advisory fee.
(3) Effective February 28, 1997, OFI became the manager of the fund and will be paid a fee at the rate of 1.00% of the first $400 million of assets, .90% of the next $400 million of net assets and .85% of assets over $800 million. OFI will pay OpCap a sub-advisory fee equal to 40% of the net advisory fee calculated by OFI for the fund based on the total net assets of the fund as of February 28, 1997 and remaining 120 days later (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total net assets that exceed the base amount.
(4) These fees are for investment advisory services only. Management services are provided to the portfolios by a third party, not OpCap Advisors. The Manager, who pays the investment advisory fee to OpCap Advisors, receives a management fee, on an annual basis, of 0.80% of the first $400 million of average daily net assets; .75% on the next $400 million and .70% on assets above $800 million of each of the portfolios.
(5) This fee is for investment advisory services only. Management services are provided to the Portfolio by a party other than OpCap Advisors. The Manager, who pays the investment advisory fee to OpCap Advisors, receives a Management Fee of 0.75% of the average daily net assets of the Portfolio.
(6) These fees are for investment advisory services only. Administrative services are provided to these funds by a third party, not OpCap Advisors. The funds are each charged on an annual basis a fee for administrative services of 0.15% of their respective average daily net assets.
(7) This fee is for investment advisory services only. Management services are provided to the Portfolio by a party other than OpCap Advisors. The Manager, who pays the investment advisory fee to OpCap Advisors, receives a Management Fee of .80% of the average daily net assets of the Portfolio.
(8) This fee is for investment advisory services only. Management services are provided to the portfolio by a party other than OpCap Advisors. The Manager, who pays the investment advisory fee to OpCap Advisors, receives a Management Fee of 0.65% of the average daily net assets of the portfolio.

                                                                APPENDIX


                      THE ENTERPRISE GROUP OF FUNDS, INC.

                  PROXY FOR SHAREHOLDER MEETING APRIL 28, 1997

    The undersigned does hereby appoints Victor Ugolyn, Catherine R. McClellan or Herbert M. Williamson, and each of them as proxies of the undersigned, each will power to appoint his substitute, for the Special Meeting of Shareholders of The Enterprise Group of Funds, Inc. (the "Fund") to be held on April 28, 1997, at the offices of Enterprise Capital Management, Atlanta Financial Center, 3343 Peachtree Road, NE, Suite 450, Atlanta, Georgia 30326 at 1:00 p.m., and at any ajournment thereof (the "Meeting") to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on March 12, 1997. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS LISTED BELOW AND ON THE REVERSE SIDE HEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED A INDICATED OR FOR IF NO CHOICE IS INDICATED. THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    1. APPROVAL OF CHANGE IN EACH PORTFOLIO'S FUNDAMENTAL INVESTMENT RESTRICTION WHERBY NO, PORTFOLIO WILL, AS TO 75% OF THE ASSETS OF EACH PORTFOLIO, INVEST MORE THAN 5% OF THE VALUE OF ITS TOTAL ASSETS IN THE SECURITIES OF ANY SINGLE ISSUER (OTHER THAN CASH ITEMS AND U.S. GOVERNMENT SECURITIES, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940).

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    2. APPROVAL OF PROPOSAL TO PERMIT ENTERPRISE CAPITAL MANAGEMENT, INC. TO ENTER INTO NEW OR AMENDED CONTRACTS WITH PORTFOLIO MANAGERS WITHOUT OBTAINING SHAREHOLDER APPROVAL.

                  [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

    3. AS FOR MANAGED PORTFOLIO SHAREHOLDER'S, APPROVAL OF PORTFOLIO MANAGER'S AGREEMENT BETWEEN THE ADVISER, FUND AND OPCAP ADVISORS.

                  [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                                    DATED:

     --------------------------------------------------------------------------,
                                                           1997
                                                           (MONTH, DAY)

                                                    ----------------------------
                                                            SIGNATURE(S)

                                                    ----------------------------

                                                            SIGNATURE(S)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Joint owners should each sign this Voting Instruction Form.